Exhibit 4.1

NUMBER	SHARES
00001	22,000

SECURITY FEDERAL CORPORATION

ORGANIZED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA

This certifies that the United States Department of the Treasury is the owner of Twenty-Two Thousand (22,000)

FULLY PAID AND NON ASSESSABLE SHARES OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B, PAR VALUE $0.01 PER SHARE, OF

SECURITY FEDERAL CORPORATION, a South Carolina corporation (the “Corporation”).  The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by such holder’s duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the signatures of its duly authorized officers.

DATED         September 29, 2010

_______________________________	___________________________________
Secretary	President and Chief Executive Officer

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT AND AN EXCHANGE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, COPIES OF WHICH ARE ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.
The Corporation will furnish to any shareholder on request in writing and without charge a summary of the designations, relative rights, preferences and limitations applicable to each class of shares the Corporation is authorized to issue and the variations in the rights, preferences and limitations determined for each series within a class of shares the Corporation is authorized to issue (and the authority of the Board of Directors to determine variations for future series). Such request may be made to the Secretary of the Corporation.

For value Received, ______________ hereby sell, assign and transfer unto _____________________________________________________ _______________________________________________________________________________________ __________ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

In the presence of ____________________